Exhibit 99.1

AST SpaceMobile Announces Proposed Private Offering of $500.0 Million of Convertible Senior Notes Due 2032

July 24, 2025

Convertible Notes Offering

MIDLAND, Texas—(BUSINESS WIRE) – AST SpaceMobile, Inc. (“AST SpaceMobile”) (NASDAQ: ASTS), the company building the first and only space-based cellular broadband network accessible directly by everyday smartphones, and designed for both commercial and government applications, today announced its intent to offer, subject to market conditions and other factors, $500.0 million aggregate principal amount of convertible senior notes due 2032 (the “Notes”) in a private offering (the “Notes Offering”) to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). AST SpaceMobile also intends to grant the initial purchasers of the Notes in the Notes Offering an option to purchase, for settlement within a 13-day period beginning on, and including, the date on which the Notes are first issued, up to an additional $75.0 million aggregate principal amount of Notes.

The Notes will be senior, unsecured obligations of AST SpaceMobile, will accrue interest payable semiannually in arrears and will mature on October 15, 2032, unless earlier converted, redeemed or repurchased. The Notes will be convertible into cash, shares of AST SpaceMobile’s Class A common stock, or a combination thereof, at AST SpaceMobile’s election. The interest rate, initial conversion rate, and other terms of the Notes are to be determined upon pricing of the Notes Offering.

AST SpaceMobile intends to use a portion of the net proceeds from the Notes Offering to pay the cost of the capped call transactions described below. AST SpaceMobile intends to use the remaining net proceeds from the Notes Offering for general corporate purposes. If the initial purchasers exercise their option to purchase additional Notes, AST SpaceMobile expects to use a portion of the net proceeds from the sale of the additional Notes to enter into additional capped call transactions with the option counterparties (as defined below), with the remainder of the net proceeds to be used for general corporate purposes.

Capped Call Transactions

In connection with the pricing of the Notes, AST SpaceMobile expects to enter into capped call transactions with one or more of the initial purchasers of the Notes or affiliates thereof and/or other financial institutions (the “option counterparties”). The capped call transactions will cover, subject to customary adjustments, the number of shares of AST SpaceMobile’s Class A common stock initially underlying the Notes. The capped call transactions are expected generally to reduce the potential dilution to AST SpaceMobile’s Class A common stock upon any conversion of Notes and/or offset any cash payments AST SpaceMobile is required to make in excess of the principal amount of converted Notes, as the case may be, with such reduction and/or offset subject to a cap.

In connection with establishing their initial hedges of the capped call transactions, AST SpaceMobile expects the option counterparties or their respective affiliates will enter into various derivative transactions with respect to AST SpaceMobile’s Class A common stock and/or purchase shares of AST SpaceMobile’s Class A common stock concurrently with or shortly after the pricing of the Notes, including with, or from, as the case may be, certain investors in the Notes. This activity could increase (or reduce the size of any decrease in) the market price of AST SpaceMobile’s Class A common stock or the Notes at that time.

In addition, the option counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to AST SpaceMobile’s Class A common stock and/or purchasing or selling AST SpaceMobile’s Class A common stock or other securities of AST SpaceMobile in secondary market transactions following the pricing of the Notes and prior to the maturity of the Notes (and are likely to do so during the 20 trading day period beginning on the 21st scheduled trading day prior to the maturity date of the Notes, or, to the extent AST SpaceMobile exercises the relevant termination election under the capped call transactions, following any repurchase, redemption or conversion of the Notes). This activity could also cause or avoid an increase or a decrease in the market price of AST SpaceMobile’s Class A common stock or the Notes, which could affect a noteholder’s ability to convert the Notes and, to the extent the activity occurs during any observation period related to a conversion of Notes, it could affect the number of shares, if any, and value of the consideration that a noteholder will receive upon conversion of its Notes.

The Notes will only be offered and sold to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A promulgated under the Securities Act by means of a private offering memorandum. Neither the Notes nor the shares of AST SpaceMobile’s Class A common stock potentially issuable upon conversion of the Notes, if any, have been, or will be, registered under the Securities Act or the securities laws of any other jurisdiction, and unless so registered, may not be offered or sold in the United States, except pursuant to an applicable exemption from, or in a transaction not subject to, such registration requirements.

This announcement is neither an offer to sell nor a solicitation of an offer to buy any of the Notes or any shares of AST SpaceMobile’s Class A common stock potentially issuable upon conversion of the Notes and shall not constitute an offer, solicitation, or sale in any jurisdiction in which such offer, solicitation, or sale is unlawful.

Registered Direct Offering/Existing Convertible Note Repurchases

In a separate press release, AST SpaceMobile also announced today its intention to offer, subject to market and other conditions, shares of its Class A common stock in a separate, registered direct offering.

AST SpaceMobile intends to use the gross proceeds from the registered direct offering to repurchase up to $135.0 million aggregate principal amount of its existing 4.25% convertible senior notes due 2032 (the “Existing Notes”) in the existing convertible notes repurchases described below. Cash on hand will be used to pay transaction fees and expenses of the registered direct offering.

In addition, concurrently with the pricing of the Notes Offering, AST SpaceMobile expects to enter into one or more separate, privately negotiated transactions with a limited number of holders of its Existing Notes to repurchase up to $135.0 million principal amount of the Existing Notes for cash (the “existing convertible notes repurchases”). The terms of each existing convertible notes repurchase will depend on a variety of factors, including the market price of AST SpaceMobile’s Class A common stock and the trading price of the Existing Notes at the time of such repurchase, and the existing convertible notes repurchases will be subject to closing conditions that may not be consummated. No assurance can be given as to how many, if any, of the Existing Notes will be repurchased or the terms on which they will be repurchased. In addition, following the completion of the Notes Offering, AST SpaceMobile may repurchase additional Existing Notes.

In connection with the existing convertible notes repurchases, certain holders of the Existing Notes that participate in such repurchases may purchase or sell shares of AST SpaceMobile’s Class A common stock in the open market or enter into or unwind various derivative transactions with respect to AST SpaceMobile’s Class A common stock to unwind any hedge positions they may have with respect to the Existing Notes or to hedge or unwind their exposure in connection with such repurchases. The amount of AST SpaceMobile’s Class A common stock to be sold or purchased by such holders or the notional number of shares of AST SpaceMobile’s Class A common stock underlying such derivative transactions may be substantial in relation to the historic average daily trading volume of AST SpaceMobile’s Class A common stock. These activities may adversely affect the trading price of AST SpaceMobile’s Class A common stock and the trading price of the Notes and the Existing Notes. AST SpaceMobile cannot predict the magnitude of such market activities or the overall effect they will have on the price of the Notes, the Existing Notes or AST SpaceMobile’s Class A common stock.

The completion of the Notes Offering is not contingent on the completion of the registered direct offering and the existing convertible notes repurchases and the completion of the registered direct offering and the existing convertible notes repurchases is not contingent on the completion of the Notes Offering. This press release does not constitute an offer to sell, or the solicitation of an offer to buy, any shares of Class A common stock in the registered direct offering. The registered direct offering and the existing convertible notes repurchases are cross-conditional. This press release does not constitute an offer to buy, or a solicitation of any offer to sell, any Existing Notes.

About AST SpaceMobile

AST SpaceMobile is building the first and only global cellular broadband network in space to operate directly with standard, unmodified mobile devices based on our extensive IP and patent portfolio. Our engineers and space scientists are on a mission to eliminate the connectivity gaps faced by today’s approximately five billion mobile subscribers and finally bring broadband to the billions who remain unconnected.

Forward-Looking Statements

This communication contains “forward-looking statements” that are not historical facts, including statements concerning the completion, timing, and size of the Notes Offering, the granting of a 13-day option to purchase additional Notes, the potential effects of entering into the capped call transactions, the expected use of the net proceeds from the Notes Offering, and the proposed concurrent registered direct offering of AST SpaceMobile’s Class A common stock and separate repurchase of a portion of its Existing Notes. These forward-looking statements can be identified by the use of forward-looking terminology, including the words “believes,” “estimates,” “anticipates,” “expects,” “intends,” “plans,” “may,” “will,” “would,” “potential,” “projects,” “predicts,” “continue,” or “should,” or, in each case, their negative or other variations or comparable terminology. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Such risks include, but are not limited to, whether AST SpaceMobile will offer the Notes or consummate the Notes Offering, the final terms of the Notes Offering, prevailing market conditions, the anticipated principal amount of the Notes, which could differ based upon market conditions, the anticipated use of the net proceeds from the Notes Offering, which could change as a result of market conditions or for other reasons, whether the capped call transactions described above will become effective, whether AST SpaceMobile will consummate the registered direct offering or repurchase of Existing Notes, the effects of entering into these transactions, and the impact of general economic, industry or political conditions in the United States or internationally.

AST SpaceMobile cautions that the foregoing list of factors is not exclusive. AST SpaceMobile cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. For information identifying important factors that could cause actual results to differ materially from those anticipated in the forward-looking statements, please refer to the Risk Factors in AST SpaceMobile’s Form 10-K for the fiscal year ended December 31, 2024 filed with the SEC on March 3, 2025, its Form 10-Q for the fiscal quarter ended March 31, 2025 filed with the SEC on May 12, 2025, and the future reports that it may file from time to time with the SEC. AST SpaceMobile’s securities filings can be accessed on the EDGAR section of the SEC’s website at www.sec.gov. Except as expressly required by applicable securities law, AST SpaceMobile disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

Investor Contact:

Scott Wisniewski

investors@ast-science.com

Media Contacts:

Allison

Eva Murphy Ryan

917-547-7289

AstSpaceMobile@allisonpr.com